Exhibit 99.1

COMPANY CONTACT:

Nancy Baldwin

Investor Relations

630-771-6708

Nanophase Technologies and Altana AG Enter Into New Supply Agreement

Romeoville, IL,—August 25, 2010—Nanophase Technologies Corporation (Nasdaq: NANX), a technology leader in nanomaterials and advanced nanoengineered products, announced today that Nanophase and its partner, the German specialty chemical company Altana AG (through its subsidiary BYK Chemie GmbH) have entered into a new non-exclusive supply arrangement and agreed to terminate their existing mutually exclusive relationship.

“The parties are convinced that a new and more flexible basis of cooperation will provide both companies more options and opportunities in their markets instead of the former, restricted agreement,” said Jess Jankowski, President and CEO of Nanophase. “We have experienced the benefits in other relationships of graduating from an exclusive one focused on contractual requirements to a relationship based on mutual benefit. We look forward to enjoying a similar experience with this change in our relationship with BYK, a company that Nanophase and the marketplace hold in high esteem. Nanophase will begin to sell nanomaterials to the coatings industry more broadly, including to BYK, and BYK will continue to broaden its existing portfolio of nanoparticle containing additives for coatings and plastics.”

“This change will help us execute on our customer direct business model,” continued Jankowski, “as we engage directly with manufacturers on a targeted basis and demonstrate the benefits that Nanophase can provide with our market-specific applications development experience. BYK will continue to source nanomaterials from Nanophase as well as from other suppliers to service its customers and markets that have helped it to become the world class company that it is. Both Nanophase and BYK will also gain the ability to better capitalize independently on their intellectual property development. We are both excited about the possibilities this new arrangement will bring.”

In connection with the termination of the parties’ existing mutually exclusive relationship, Nanophase will provide Altana AG with consideration, in the form of cash and discounts on certain subsequent nanomaterial orders, totaling $700,000.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

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Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” , “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other factors described in the Company’s Form 10-K filed March 30, 2010. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.